Exhibit 99.1

The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413
866-417-7133
FOR IMMEDIATE RELEASE
THE ST. JOE COMPANY ANNOUNCES NEW BOARD OF DIRECTORS
St. Joe CEO to Resign, Company to Begin Search for New CEO
Fourth Quarter and Full Year 2010 Results Conference Call Cancelled
WaterSound, FL — February 28, 2011 — The St. Joe Company (NYSE: JOE) today announced that it has reached an understanding with its largest shareholder, The Fairholme Fund (FAIRX), a series of Fairholme Funds, Inc., on certain corporate governance matters.
Britt Greene has resigned from the Company’s Board of Directors, effective immediately, and he will step down from the positions of President and CEO later this week. St. Joe will commence a search process and expects to engage an executive search firm to identify potential candidates to serve as CEO on a permanent basis.
Hugh Durden, Chairman of the St. Joe Board of Directors, said, “Britt has been instrumental in the growth and development of St. Joe over the past thirteen years. We are grateful for his many valuable contributions to the Company and wish him the best in his future endeavors.”
Recognizing the desire of St. Joe shareholders for the Company to pursue a different course, Michael L. Ainslie, John S. Lord and Walter L. Revell have also agreed to resign from the St. Joe Board of Directors later this week.
St. Joe will add four new directors previously proposed by Fairholme. The St. Joe Board of Directors will consist of Bruce R. Berkowitz, Governor Charles J. Crist, Charles M. Fernandez, Howard S. Frank, Hugh M. Durden, Thomas A. Fanning, and Delores M. Kesler. St. Joe also expects to engage an executive search firm to assist in identifying at least one additional independent director.
Mr. Durden added, “St. Joe is committed to acting in the best interests of shareholders, and in light of the feedback the Board of Directors has received, we are taking steps to change the Company’s governance and leadership. We look forward to working with the new members of the Board to build shareholder value and advance St. Joe’s leadership position in the Northwest Florida real estate market.”

In connection with the governance and leadership changes announced today, Fairholme has indicated that it will not be soliciting written consents or proxies to effect further changes to the St. Joe Board.
The Company also announced today that it will not hold its previously scheduled conference call regarding its fourth quarter and full year 2010 earnings on Tuesday, March 1, 2011.
BIOGRAPHIES
Bruce R. Berkowitz is the Founder, Managing Member and Chief Investment Officer of Fairholme Capital Management, L.L.C., and President and a Director of Fairholme Funds, Inc. Mr. Berkowitz has served as a Director of Fairholme Funds, Inc. since 1999. He has also served as a Director of White Mountains Insurance Group, Ltd., AmeriCredit Corporation and TAL.
Governor Charles J. Crist is the 44th Governor of the State of Florida and served as Governor from 2007 to 2011. Governor Crist previously served as Attorney General of Florida from 2003 to 2007 and Education Commissioner of Florida from 2001 to 2003. Governor Crist also served as a Senator in the Florida Senate. Governor Crist, a member of the Florida Counsel of 100, is currently an attorney with the law firm of Morgan & Morgan and a Distinguished Professorial Lecturer at Stetson University College of Law.
Charles M. Fernandez is the President of Fairholme Capital Management, L.L.C. and Vice President and a Director of Fairholme Funds, Inc. Mr. Fernandez is also a member of the Board of Directors of Miami Children’s Hospital Foundation. Mr. Fernandez was a Director of Lakeview Health Systems, LLC, a privately held healthcare company specializing in rehabilitation until October 2009 and served as President until 2007. Mr. Fernandez was also the Chief Executive Officer of Big City Radio, Inc. and held various positions with IVAX Corporation until 2003, serving most recently as a Director and Chairman of the Audit Committee of the Board of Directors.
Howard S. Frank is the Chief Operating Officer and Vice Chairman of the Board of Directors of Carnival Corporation & plc, the largest cruise vacation group in the world, and is responsible for directing corporate-wide business development strategies. Mr. Frank joined Carnival Corporation as Senior Vice President — Finance and Chief Financial Officer in July 1989 and has served as the company’s Vice Chairman and Chief Operating Officer since January 1998. Mr. Frank is a past Chairman and current Vice Chairman of the Board of Trustees for the New World Symphony and currently serves as Independent Director on the board of directors of Fairholme Funds, Inc.
Hugh M. Durden has served as Chairman of the Board of the Company since August 2008, and he served as Lead Director from 2003 to 2008. He has also served as Chairman of The Alfred I. duPont Testamentary Trust since January 2005. From 1972 until 2000, he was an executive with Wachovia Corporation, serving as President of Wachovia Corporate Services from 1994 to 2000. He is a director of The Nemours Foundation, Chairman of the EARTH University Investment Committee and a director of Web.com Group, Inc., a website design and internet services company.
Thomas A. Fanning is the Chairman of the Board, President and Chief Executive Officer of Southern Company. Mr. Fanning has worked for Southern Company for 29 years and was most recently Chief Operating Officer until August 2010, previously serving as its Executive Vice President and Chief Financial Officer from 2003 through 2007. Mr. Fanning also serves as a trustee of the Southern Center for International Studies and as a member of The Georgia Institute of Technology Alexander Tharpe Athletic Board and Management College Board. Mr. Fanning has current executive experience in a large, complex organization operating in a highly regulated industry. Especially important are the extensive skills he has acquired in the areas of financial reporting and risk assessment and oversight.
Delores M. Kesler has served as Chairman of ATS Services, Inc., a human resource solutions company, and Chairman and Chief Executive Officer of Adium, LLC, a capital investment company, since 1997. Ms. Kesler is also a founder of Accustaff, Inc. (now MPS Group, Inc.), a strategic staffing, consulting and outsourcing company, and served as its Chairman and Chief Executive Officer from 1978 until her retirement in 1997. Ms. Kesler currently serves as the Chairman of the Board of PSS World Medical, Inc., a distributor of medical products.
About St. Joe
The St. Joe Company, a publicly held company currently based in WaterSound, is one of Florida’s largest real estate development companies and Northwest Florida’s largest private landowner. St. Joe is primarily engaged in real estate development and sales, with significant interests in timber. More information about the Company can be found on its website at www.joe.com.
Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this press release and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q.
(c) 2010, The St. Joe Company. “St. Joe” and the “Taking Flight” design are service marks of The St. Joe Company.
CONTACT:

Investors	Media
David Childers	Joele Frank / Jed Repko
The St. Joe Company	Joele Frank, Wilkinson Brimmer Katcher
904-301-4302	212-355-4449
dchilders@joe.com